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                                                                     EXHIBIT 4.4








                                    GUARANTEE

                       BY WASTE MANAGEMENT HOLDINGS, INC.
                   (formerly known as Waste Management, Inc.)

                             in Favor of the Holders
                          of Certain Debt Securities of

                             WASTE MANAGEMENT, INC.

                              ___% Notes Due _____



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         GUARANTEE, dated as of _________ _____, made by Waste Management
Holdings, Inc. (formerly known as Waste Management, Inc.), a Delaware corporation (the "Guarantor"), in favor of the holders of the ___% Notes Due _____ (collectively, the "Debt Securities") of Waste Management, Inc. (formerly known as USA Waste Services, Inc.), a Delaware corporation (the "Issuer").

                                   WITNESSETH:

         SECTION 1. Guarantee. (a) The Guarantor hereby unconditionally guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of the principal of, premium, if any, and interest on the Debt Securities (the "Obligations"), according to the terms of the Debt Securities and as more fully described in the Senior Indenture (as amended, modified or otherwise supplemented from time to time, the "Indenture"), dated as of _______________, ______, between the Issuer and ______________________ as trustee (the "Trustee").

                  (b) It is the intention of the Guarantor that this Guarantee not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law,the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to this Guarantee. To effectuate the foregoing intention, the Obligations of the Guarantor under this Guarantee shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantor (other than guarantees of the Guarantor in respect of subordinated debt) that are relevant under such laws, result in the Obligations of the Guarantor under this Guarantee not constituting a fraudulent transfer or conveyance. For purposes hereof, "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal or state law for the relief of debtors.

         SECTION 2. Guarantee Absolute. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Indenture, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of holders of the Debt Securities with respect thereto. The liability of the Guarantor under this Guarantee shall be absolute and unconditional irrespective of:

                  (i) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Indenture;

                  (iii) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

                  (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Issuer, or a guarantor.


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         SECTION 3. Subordination. The Guarantor covenants and agrees that its obligation to make payments of the Obligations hereunder constitutes an unsecured obligation of the Guarantor ranking (a) pari passu with all senior debt issued under the Indenture, dated as of June 1, 1993, between the Guarantor and The Fuji Bank and Trust Company, as trustee, "Senior Indebtedness" (as such term is defined in the Indenture, dated as of January 24, 1995, between the Guarantor and NationsBank of Georgia, National Association, as trustee, as supplemented by the First Supplemental Indenture, dated as of July 16, 1998, among the Guarantor, the Issuer and Harris Trust and Savings Bank, as trustee), "Senior Debt" (as such term is defined in the Indenture, dated as of November 1, 1988, between the Guarantor and Harris Trust and Savings Bank, as trustee), and "Senior Indebtedness" (as such term is defined in the Indenture, dated as of August 1, 1990, between Chemical Waste Management, Inc. ("CWM") and Harris Trust and Savings Bank, as trustee, as supplemented by the First Supplemental Indenture, dated as of January 24, 1995, among CWM, the Guarantor, as successor to CWM, and Harris Trust and Savings Bank, as trustee) of the Guarantor and (b) senior in right of payment to the Guarantor's Convertible Subordinated Notes due 2005 and to the Guarantor's guarantees of the Issuer's 4% Convertible Subordinated Notes due 2002 and 4 1/2% Convertible Subordinated Notes due 2001.

         SECTION 4. Waiver; Subrogation (a) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of merger or bankruptcy of the Issuer, any right to require a proceeding filed first against the Issuer, protest or notice with respect to the Debt Securities or the indebtedness evidenced thereby and all demands whatsoever.

                  (b) The Guarantor shall be subrogated to all rights of the Trustee or the holders of any Debt Securities against the Issuer in respect of any amounts paid to the Trustee or such holder by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until all Obligations shall have been paid in full.

         SECTION 5. No Waiver, Remedies. No failure on the part of any holder of the Debt Securities to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

         SECTION 6. Continuing Guarantee; Transfer of Interest. This Guarantee is a continuing guaranty and shall (i) remain in full force and effect until the earliest to occur of (A) the date, if any, on which the Guarantor shall consolidate with or merge into the Issuer or any successor thereto, (B) the date, if any, on which the Issuer or any successor thereto shall consolidate with or merge into the Guarantor, (C) payment in full of the Obligations and (D) the release by (1) the Banks under the Loan Agreement dated as of July 16, 1998, by and among the Issuer, the Guarantor (as guarantor) and the Banks, the Administrative Agent, the Documentation Agent and the Syndication Agents named therein (or under any replacement or new principal credit facility of the Issuer) of the guarantee of the Guarantor thereunder and (2) the Banks under the Second Amended and Restated Revolving Credit Agreement, dated as of July 16,1998, by and among the Issuer, the Guarantor (as guarantor), Bank of America National Trust and Savings Association, Morgan Guaranty Trust Company of New York and each of the Banks named


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therein (or under any replacement or new principal credit facility of the
Issuer) of the guarantee of the Guarantor thereunder, (ii) be binding upon the Guarantor, its successors and assigns, and (iii) inure to the benefit of and be enforceable by any holder of Debt Securities, the Trustee, and by their respective successors, transferees, and assigns.

         SECTION 7. Reinstatement. This Guarantee shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by any holder of the Debt Securities or the Trustee upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

         SECTION 8. Amendment. The Guarantor may amend this Guarantee at any time for any purpose without the consent of the Trustee or any holder of the Debt Securities; provided, however, that if such amendment adversely affects the rights of the Trustee or any holder of the Debt Securities, the prior written consent of the Trustee shall be required.

         SECTION 9. Governing Law. THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PROVISIONS THEREOF RELATING TO CONFLICT OF LAWS.

         IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

                                        WASTE MANAGEMENT HOLDINGS, INC.,
                                        formerly known as Waste Management, Inc.


                                        By:
                                           -------------------------------------
                                              Name:
                                              Title:


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